Ategrity Specialty Insurance Company Holdings Reports First Quarter 2026 Results
Combined ratio of 87.4% drives underwriting income growth of 86.6% and record earnings
NEW YORK, NY – April 29, 2026 – Ategrity Specialty Insurance Company Holdings (NYSE: ASIC) today announced financial results for the quarter ended March 31, 2026. The Company reported net income attributable to stockholders of $25.5 million, or $0.51 per diluted share, compared to $8.5 million, or $0.20 per diluted share, in the prior-year period. Adjusted net income attributable to stockholders(1) was $25.6 million, or $0.51 per diluted share(1).
First Quarter 2026 Highlights
•Gross written premiums increased 23.1% to $142.9 million
•Net income attributable to stockholders was $25.5 million, or $0.51 per diluted share, up 201.0%
•Adjusted net income attributable to stockholders(1) was $25.6 million, or $0.51 per diluted share
•Combined ratio was 87.4%, compared to 90.9% in Q1 2025
•Adjusted return on stockholders’ equity(1) was 16.4%
•Book value per share at quarter-end was $13.13 per share, up 24.3% from Q1 2025
Chief Executive Officer Justin Cohen said, “Ategrity delivered another quarter of record earnings, as underwriting income increased 86.6% year-over-year, driven by top-line growth and margin expansion. Our business scaled efficiently, generating operating leverage and a lower expense ratio.
We continued to see strong opportunity flow across our distribution network and remained highly selective in how we deployed capital, producing profitable growth and strong returns on equity.
We also invested for the future, launching new regional strategies to broaden our market reach and advancing our automation and AI initiatives to expand margins.
This quarter’s results reflect a productionized underwriting model gaining market share and delivering consistent, profitable performance.”
Underwriting Results
For the quarter ended March 31, 2026, gross written premiums increased 23.1% compared to the prior-year period, driven by execution of our growth initiatives and increased engagement across our expanding distribution network. Gross written premiums for casualty lines increased 27.4% year-over-year, reflecting the Company’s strategic focus on broadening casualty-related products and verticals. Gross written premiums in property lines increased 12.6% year-over-year, driven by growth in areas with limited catastrophe exposure.
Underwriting income(1) was $13.3 million for the quarter, up 86.6% from $7.1 million in the prior-year period. The combined ratio for the quarter was 87.4%, a decrease from 90.9% in the prior-year period, driven by improvements in both the loss and expense ratios. The loss ratio decreased by 1.0 percentage point to 58.8%, supported by strong underwriting results in property, including lower attritional losses and favorable catastrophe experience.
The overall expense ratio was 28.6% for the quarter, compared to 31.1% in the prior-year period, driven by operating expense leverage and lower net policy acquisition costs. Operating expenses, net of fee income, decreased as a percentage of net earned premiums by 1.3 percentage points to 10.9%, reflecting emerging scale benefits of our centralized model and stronger fee income. Policy acquisition costs also improved, decreasing by 1.2 percentage points to 17.6% of net earned premiums due to a favorable shift in our business mix.
President and Chief Underwriting Officer Chris Schenk said, “We achieved higher retention year-over-year, and new business submission activity was strong, reflecting growing demand for our product and the strength of our distribution network. Our strategic initiatives contributed meaningfully to growth, and policy count in our middle-market business nearly doubled. Technical pricing remained aligned with our target loss ratios, and underlying frequency and severity trends performed better than expected.
We also launched several initiatives focused on expanding our submission pipeline, including new regional strategies in Texas, Florida and New England. We are seeing early traction through new brokerage appointments and expanded market access, as these differentiated solutions position Ategrity for continued above-market growth.”
(1)    See the definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.

Summary of Operating Results
The following table summarizes the Company’s results of operations for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
($ in thousands, except percentages and per share data)	2026	2025
Gross written premiums	$142,927	$116,143
Ceded written premiums	(24,221)	(26,272)
Net written premiums	$118,706	$89,871

Net earned premiums	$105,210	$78,301
Fee income	2,224	560
Losses and loss adjustment expenses	61,880	46,862
Underwriting, acquisition and insurance expenses	32,279	24,885
Underwriting income (1)	13,275	7,114
Net investment income	12,042	7,895
Net realized and unrealized gains (losses) on investments	9,464	(4,599)
Interest expense	4	447
Other income	24	965
Other expenses	572	238
Income before income taxes	34,229	10,690
Income tax expense	7,052	2,240
Net income	$27,177	$8,450
Less: Net (loss) income attributable to non-controlling interest - General Partner	1,710	(11)
Net income attributable to stockholders	$25,467	$8,461

Key Metrics
Adjusted net income attributable to stockholders (1)	$25,603	$8,542
Loss ratio	58.8%	59.8%
Expense ratio	28.6%	31.1%
Combined ratio	87.4%	90.9%
Return on stockholders' equity (2)	16.4%	8.2%
Adjusted return on stockholders' equity (1) (2)	16.4%	8.3%
Diluted earnings per share	$0.51	$0.20
Adjusted diluted earnings per share(1)	$0.51	$0.21
(1)Each of these metrics is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.
(2)For the three months ended March 31, 2026 and 2025, net income attributable to stockholders and adjusted net income attributable to stockholders are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.

Gross Written Premiums
The following table presents gross written premiums by product for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
($ in thousands, except percentages)	2026	2025	$ Change	% Change
Casualty	$104,653	$82,140	$22,513	27.4%
Property	38,274	34,003	4,271	12.6%
Gross written premiums	$142,927	$116,143	$26,784	23.1%
Expense Ratio
The following tables summarize the components of our expense ratio for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
($ in thousands, except percentages)	2026		2025
	Expenses	% of Net Earned Premiums (2)	Expenses	% of Net Earned Premiums
Policy acquisition costs	$18,544	17.6%	$14,733	18.8%
Operating expenses, net of fee income (1)	11,511	10.9%	9,592	12.3%
Underwriting, acquisition and insurance expenses, net of fee income	$30,055	28.6%	$24,325	31.1%
(1)Net of fee income of $2.2 million and $0.6 million for the three months ended March 31, 2026 and 2025, respectively.
(2) The sum of components differs slightly from the total shown due to rounding.
Investment results
The following tables summarize net investment income and net realized and unrealized gains on investments for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Investment income
Fixed-maturity securities	$8,356	$6,264
Short-term investments	1,629	570
Cash equivalents	415	436
Loans to affiliates	1,529	250
Total fixed income	11,929	7,520
Utility & Infrastructure Investments	241	$511
Other expenses	(128)	$(136)
Net investment income	$12,042	$7,895

Net realized and unrealized gains (losses) on investments	$9,464	$(4,599)

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, we believe that certain non-GAAP financial measures provide investors in our common stock with additional useful information in evaluating our performance. Management believes that excluding certain items that are not indicative of core performance assists in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are limitations related to the use of these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures.
Underwriting Income
We define underwriting income as income before income taxes excluding the impact of net investment income, net realized and unrealized gains (losses) on investments, other income, interest expense, and other expenses (which include expenses related to corporate activities and expenses recorded by us in connection with the Company’s initial public offering). Underwriting income is a measure of the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to net investment income among other things. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for income before income taxes calculated in accordance with GAAP, and other companies may define underwriting income differently.
Underwriting income for the three months ended March 31, 2026 and 2025 reconciles to income before income taxes as follows:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Income before income taxes	$34,229	$10,690
Less:
Net investment income	(12,042)	(7,895)
Net realized and unrealized (gains) losses on investments	(9,464)	4,599
Other income	(24)	(965)
Add:
Interest expense	4	447
Other expenses	572	238
Underwriting income	$13,275	$7,114

Adjusted net income attributable to stockholders
We define adjusted net income attributable to stockholders as net income attributable to stockholders excluding certain other non-operating expenses, which include expenses recorded by us in connection with the Company’s initial public offering. We use adjusted net income attributable to stockholders as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net income attributable to stockholders should not be viewed as a substitute for net income attributable to stockholders calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Adjusted net income attributable to stockholders for the three months ended March 31, 2026 and 2025 reconciles to net income attributable to stockholders as follows:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net income attributable to stockholders	$25,467	$8,461
Adjustments:
Other non-operating expenses (1)	172	103
Tax impact	(36)	(22)
Adjusted net income attributable to stockholders	$25,603	$8,542

(1)In the three months ended March 31, 2026 and 2025, other non-operating expenses includes share-based compensation expenses recorded by us related to our initial public offering.
Adjusted return on stockholders’ equity
We define adjusted return on stockholders’ equity as adjusted net income attributable to stockholders, expressed as a percentage of average beginning and ending stockholders’ equity during the period. Adjusted net income attributable to stockholders excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted return on stockholders’ equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on stockholders’ equity should not be viewed as a substitute for return on stockholders’ equity calculated in accordance with GAAP, and other companies may define adjusted return on stockholders’ equity and adjusted net income attributable to stockholders differently.
Adjusted return on stockholders’ equity for the three months ended March 31, 2026 and 2025 reconciles to return on stockholders’ equity as follows:

	Three Months Ended March 31,
($ in thousands, except percentages)	2026	2025
Numerator: Adjusted net income attributable to stockholders, annualized (1)	$102,412	$34,168
Denominator: Average stockholders’ equity	622,667	412,562
Adjusted return on stockholders' equity	16.4%	8.3%
(1)For the three months ended March 31, 2026 and 2025, net income and adjusted net income are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
Adjusted diluted earnings per share
We define adjusted diluted earnings per share as adjusted net income attributable to stockholders, divided by weighted average common shares outstanding - diluted for the period. We use adjusted diluted earnings per share as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted diluted earnings per share should not be viewed as a substitute for diluted earnings per share calculated in accordance with GAAP, and other companies may define adjusted diluted earnings per share differently.
Adjusted diluted earnings per share for the three months ended March 31, 2026 and 2025 reconciles to diluted earnings per share as follows:

	Three Months Ended March 31,
($ in thousands, except share and per share data)	2026	2025
Numerator: Adjusted net income attributable to stockholders	$25,603	$8,542
Denominator: Weighted-average shares outstanding - diluted	49,769,894	41,073,271
Adjusted diluted earnings per share	$0.51	$0.21
Conference Call
Ategrity will hold a conference call to discuss this press release today, April 29, at 5:00 p.m. Eastern Time. Interested parties may access the conference call via a live webcast, which can be accessed at https://events.q4inc.com/attendee/389772287 or by visiting the Company’s Investor Relations website. Please join the webcast at least 10 minutes before the scheduled start time. A replay of the event webcast will be available on the Company’s Investor Relations website approximately two hours following the call, for a period of at least 30 days.
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About Ategrity Specialty Insurance Company Holdings
Ategrity Specialty Insurance Company Holdings is a profitable and growing specialty insurance company dedicated to providing excess and surplus (“E&S”) products to small to medium-sized businesses across the United States. We have built a proprietary underwriting platform that combines sophisticated data analytics with automated and streamlined processes to efficiently serve our clients and deliver long-term value to our stockholders. The small to medium-sized business market is characterized by large volumes of small-sized policies, and we believe our competitive edge lies in our ability to offer consistent, high-speed, and low-touch interactions that our distribution partners value. This advantage stems from our technology-driven method of standardizing, simplifying, and automating our transaction process, which we call productionized underwriting.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this press release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could.” These forward-looking statements include, among others, statements relating to our investments in automation and analytics and their expected impact and expected profitable growth. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others: the risks and uncertainties discussed under the caption “Risk Factors” in our 2025 Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on March 4, 2026. Accordingly, you should read this press release completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this press release. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events, or otherwise. You should not place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
Investor Relations Contact IR@ategrity.com

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2026	December 31, 2025
	($ in thousands)
Assets:
Fixed-maturity securities available-for-sale, at fair value	$574,396	$558,428
Utility & Infrastructure Investments, at fair value	198,314	189,859
Short-term investments	219,865	220,241
Loans to affiliates	106,500	106,500
Other invested assets	280	280
Total invested assets	1,099,355	1,075,308

Cash and cash equivalents	47,477	29,721
Investment income due and accrued	9,586	10,186
Premiums receivable, net of allowance for credit losses	80,297	75,244
Deferred policy acquisition costs, net of ceding commissions	33,835	30,204
Deferred income tax asset, net	15,381	13,289
Reinsurance recoverable, net of allowance for credit losses	157,778	150,386
Ceded unearned premiums	60,917	74,317
Other assets	16,357	15,658
Total assets	$1,520,983	$1,474,313

Liabilities, stockholders' equity and non-controlling interest:
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	538,249	502,248
Unearned premiums	281,960	281,864
Payable to reinsurers	21,614	31,064
Accounts payable and accrued expenses	28,783	31,684
Income tax payable	13,169	8,414
Other liabilities	3,923	4,180
Total liabilities	887,698	859,454

Stockholders' equity:
Total stockholders' equity	631,025	614,309
Non-controlling interest - General Partner	2,260	550
Total stockholders' equity and non-controlling interest	633,285	614,859
Total liabilities, stockholders' equity and non-controlling interest	$1,520,983	$1,474,313

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended March 31,
	2026	2025
	($ in thousands, except share and per share data)
Revenues
Gross written premiums	$142,927	$116,143
Ceded written premiums	(24,221)	(26,272)
Net written premiums	118,706	89,871
Change in unearned premiums	(13,496)	(11,570)
Net earned premiums	105,210	78,301
Fee income	2,224	560
Net investment income	12,042	7,895
Net realized and unrealized gains (losses) on investments	9,464	(4,599)
Other income	24	965
Total revenues	128,964	83,122

Expenses
Losses and loss adjustment expenses	61,880	46,862
Underwriting, acquisition and insurance expenses	32,279	24,885
Interest expense	4	447
Other expenses	572	238
Total expenses	94,735	72,432
Income before income taxes	34,229	10,690
Income tax expense	7,052	2,240
Net income	27,177	8,450

Less: Net income (loss) attributable to non-controlling interest - General Partner	1,710	(11)
Net income attributable to stockholders	25,467	8,461

Other comprehensive income:
Unrealized gains (losses), net of taxes	(8,971)	(114)
Total comprehensive income attributable to stockholders	$16,496	$8,347

Earnings per share:
Basic	$0.53	$0.20
Diluted	$0.51	$0.20
Weighted-average shares outstanding:
Basic	48,066,667	40,288,309
Diluted	49,769,894	41,073,271